Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-282510) pertaining to the Amentum Holdings, Inc. 2024 Stock Incentive Plan and Amentum Holdings, Inc. Employee Stock Purchase Plan, and

(2)Registration Statement (Form S-8 No. 333-283095) pertaining to the Amentum Holdings, Inc. 2024 Stock Incentive Plan and Amentum Holdings, Inc. Employee Stock Purchase Plan,

(3)Registration Statement (Form S-3 ASR No. 333-290662) of Amentum Holdings, Inc

(4)Registration Statement (Form S-1 No. 333-285663) of Amentum Holdings, Inc.

of our reports dated November 25, 2025, with respect to the consolidated financial statements of Amentum Holdings, Inc. and the effectiveness of internal controls over financial reporting of Amentum Holdings, Inc. included in this Annual Report (Form 10-K) of Amentum Holdings, Inc. for the year ended October 3, 2025.

/s/ Ernst & Young LLP
Tysons, Virginia
November 25, 2025